UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

1.
On February 11, 2010, Tower Financial Corporation (the “Company”) elected to defer regularly scheduled quarterly interest payments of $271,800 with respect to the Company’s junior subordinated debentures (“Subordinated Debentures”). The Subordinated Debentures are owned by Tower Capital Trust 2 and Tower Capital Trust 3 (“Tower Trusts”).  The Tower Trusts were both funded by the issuance of trust preferred securities (“Debt Securities”).

The terms of the Subordinated Debentures and the related trust indentures (the “Indentures”), allow Tower to defer the payment of interest at any time or from time to time for up to 20 consecutive quarters provided no event of default (as defined in the Indentures) has occurred and is continuing.  The Company is not in default.  While the Company defers the payment of interest, it will continue to accrue the interest expense owed at the applicable interest rate.  Upon expiration of the deferral, all accrued and unpaid interest is due and payable.  During the deferral period, the Company may not declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 16, 2010

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer